Exhibit 99.2

1400 Toastmaster Drive, Elgin, Illinois 60120 • (847) 741-3300

Middleby Announces Senior Management Promotions

Appointment of officers and executive leadership to support key strategic and growth initiatives

Elgin, Ill. (February 19, 2021)—The Middleby Corporation (NASDAQ: MIDD) today announced promotions expanding the executive team. The new roles will support the execution of key strategic initiatives and continued growth at leading business segments within the company.

James K. Pool III and Steve Spittle have been named officers of Middleby. James has been named to Chief Technology and Operations Officer. Steve has been appointed to Chief Commercial Officer. “I am excited to announce the addition of James and Steve to the executive team, further strengthening our leadership as we continue to transform our business. These new executive roles will enhance our focus as we accelerate the introduction of technology solutions to the industry and innovate the customer experience in a rapidly-changing market,” said Middleby CEO Tim FitzGerald. “Innovation has been a long-standing hallmark of Middleby. The appointments of James and Steve bring highly capable individuals with a unique set of skills to carry forward this tradition as we innovate our business for the future.”

James and Steve will also continue to have responsibility for the portfolio of cooking and technology brands within the Commercial Foodservice Group.

Korey Kohl has been appointed to lead the Middleby Beverage Group and Najib Maalouf to lead the Middleby Residential Kitchen Equipment Group. Mr. FitzGerald commented, “We have rapidly developed industry leading platforms at both our beverage and residential segments over recent years, with significant ongoing growth opportunities. The appointments of Korey and Najib provide proven, experienced leadership as we drive strategic expansion, execute on profitability initiatives, and ensure the realization of synergies at each of these business segments.”

Group Presidents John Perruccio and Jeremy Dobrowolski, in addition to their brand management responsibilities, will lead strategic selling and service initiatives in the Commercial Foodservice Segment. “We are redefining our sales processes to deliver the breadth of our innovations most relevant to market trends and customers needs. We are leveraging technology and digital tools to promote brand awareness, enhance consultative training and expand market access to our products and solutions. We are deepening commitments to strategic dealer and distributor partners to increase the effectiveness of our sales processes and deliver realized value to our end-user customers. John and Jeremy each bring extensive industry experience and perspective as we evolve our capabilities to best serve our customers.“

George Koether has been promoted to Group President leading the Middleby business operations in Asia. “We continue to build upon our global infrastructure and capabilities in all regions of the world,” said Mr. FitzGerald. “Specifically, China and Asia are a top priority. We have made recent investments in this growing market by adding manufacturing capabilities, introducing local-market products and securing strategic acquisitions. George has been instrumental in these efforts. His broad foodservice knowledge and deep international expertise will continue to be highly beneficial to Middleby as we further expand our business in this emerging region.”

Martin Lindsay has been appointed to Chief Risk and Administration Officer. Martin has served as the company treasurer since 1999 and is an existing officer of Middleby. “Martin has provided long-standing and steadfast leadership to the organization across many areas. I am pleased to make this announcement as it appropriately reflects the breadth of existing responsibilities that Martin has already carried for many years,” commented Mr. FitzGerald.

“I am extremely pleased to make these announcements which reflect a natural progression of our organization. We are dedicated to developing leadership talent across the entire organization, and I believe these internal promotions validate the success of our efforts. Among the greatest Middleby attributes and leading our competitive advantage is the strength and dedication of our talented people. I am proud to work alongside a proven, enthusiastic and dynamic leadership team that is exceptionally committed to our employees, customers and shareholders,” Mr. FitzGerald concluded.

The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used in the commercial foodservice, food processing, and residential kitchen equipment industries. The company's leading equipment brands serving the commercial foodservice industry include Anets®, APW Wyott®, Bakers Pride®, Beech®, BKI®, Blodgett®, Blodgett Combi®, Blodgett Range®, Bloomfield®, Britannia®, Carter-Hoffmann®, Celfrost®, Concordia®, CookTek®, Crown®, CTX®, Desmon®, Deutsche Beverage®, Doyon®, Eswood®, EVO®, Firex®, Follett®, frifri®, Giga®, Globe®, Goldstein®, Holman®, Houno®, IMC®, Induc®, Ink Kegs®, Inline Filling Systems®, Jade®, JoeTap®, Josper®, L2F®, Lang®, Lincat®, MagiKitch'n®, Market Forge®, Marsal®, Meheen®, Middleby Marshall®, MPC®, Nieco®, Nu-Vu®, PerfectFry®, Pitco®, QualServ®, RAM®, Southbend®, Ss Brewtech®, Star®, Starline®, Sveba Dahlen®, Synesso®, Tank®, Taylor®, Thor®, Toastmaster®, TurboChef®, Ultrafryer®, Varimixer®, Wells® Wild Goose® and Wunder-Bar®. The company’s leading equipment brands serving the food processing industry include Alkar®, Armor Inox®, Auto-Bake®, Baker Thermal Solutions®, Burford®, Cozzini®, CVP Systems®, Danfotech®, Deutsche Process®, Drake®, Emico®, Glimek®, Hinds-Bock®, Maurer-Atmos®, MP Equipment®, M-TEK®, Pacproinc®, RapidPak®, Scanico®, Spooner Vicars®, Stewart Systems®, Thurne® and Ve.Ma.C.®. The company’s leading equipment brands serving the residential kitchen industry include AGA® AGA Cookshop®, Brava®, EVO®, La Cornue®, Leisure Sinks®, Lynx®, Marvel®, Mercury®, Rangemaster®, Rayburn®, Redfyre®, Sedona®, Stanley®, TurboChef®, Thor®, U-Line® and Viking®.

For more information about The Middleby Corporation and the company brands, please visit www.middleby.com.

Contact:     Darcy Bretz, Investor and Public Relations, (847) 429-7756 or dbretz@middleby.com.